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                                                                    EXHIBIT 23.2


                 CONSENT OF SCHAUER, TAYLOR, COX & EDWARDS, P.C.


         We hereby consent to the inclusion in the Registration Statement on Form S-4 of BancorpSouth, Inc., of our reports on the consolidated statements of financial condition of HomeBanc Corporation and Subsidiary as of September 30, 1998, December 31, 1997 and 1996 and as of December 31, 1996 and 1995 and the related statements of income, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1997. We also consent to the reference to us under the heading "Experts" in the Prospectus.

                                        /s/ Schauer, Taylor, Cox & Edwards, P.C.

Birmingham, Alabama
January 6, 1999